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                                                                    Exhibit 4.16

                            REGISTRATION AGREEMENT

     This Registration Agreement (the "Agreement"), dated as of the 20th day of February, 2000 is entered into between XCEL Management, Inc., a Utah corporation (the "Company") and Hewlett-Packard Co. ("HP").

     WHEREAS, there are currently outstanding 9,404,095 shares of Common Stock of the Company;

     WHEREAS, the Company is contemplating a reorganization and recapitalization (the "Contemplated Reorganization") whereby each holder of outstanding Common Stock of the Company will receive two (2) shares of Common Stock in a newly formed Delaware entity for every one (1) share of Common Stock currently held;

     WHEREAS, pursuant to a Subscription Agreement dated February 20, 2000 (the "Subscription Agreement"), by and among the Company and HP. HP has purchased 141,056 shares of common stock $0.001 par value per share (the "Common Stock"), of the Company;

     WHEREAS, pursuant to that certain Warrant to Purchase Common stock dated February 20, 2000. HP has acquired a Warrant (the "Warrant") to purchase 141,056 shares of Common Stock (the Common Stock purchased pursuant to the Subscription Agreement and the underlying shares subject to the Warrant are hereafter collectively referred to as the "Shares");

     WHEREAS, in order to insure liquidity in the future the Holder wishes to have the Shares registered and the Company wishes to grant such registration rights.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Registration Rights.
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          1.1  Definitions. As used herein:

               (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the Securities and Exchange Commission (the "SEC") a registration statement pursuant to the Securities Act of 1933, as amended (the "Act"), and the declaration or order of effectiveness of such registration statement these terms do not include a registration statement filed on Form S-8 nor rule 1145 transactions.

               (b) For the purposes hereof the term "Registerable Securities" means shares of (i) common stock, preferred stock or debt securities of the Company (the "Securities"), (ii) stock or debt securities issued in lieu of the Securities in any reorganization which have not been sold to the public and
                    (iii) stock issued in respect of the stock referred in (i) and (ii) as a result of a stock split, stock dividend, recapitalization or combination, which have not been sold to the public.

               (c)  The "holder" means any holder of this Warrant.

          1.2  Piggyback Registration Rights

               (a) If the Company at any time proposes to register any of its securities under the Act, whether of its own accord or at the demand of any holder of such securities pursuant to an agreement with respect to the registration thereof (provided such agreement does not prohibit third parties from including additional securities in such registration), and if

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                    the form of registration statement proposed to be used may be used for the registration of Registerable Securities, the Company will give notice to Holder not less than 10 days nor more than 30 days prior to the filing of such registration statement of its intention to proceed with the proposed registration (the "Piggyback Registration"), and, upon written request of the Holder made within ten (10) days after the receipt of any such notice (which request will specify the Registerable Securities intended to be disposed of by the Holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all Registerable Securities of Holder as to which registration has been requested to be registered under the Act, provided that if such registration is in connection with an underwritten public offering. Holder's Registerable Securities to be included in such registration shall be offered upon the same terms and conditions as apply to any other securities included in such registration. Notwithstanding anything contained in this Section 1.2 to the contrary, the Company shall have no obligation to cause Registerable Securities to be registered with respect to any Registerable Securities which shall be eligible for resale under Rule 144(k) of the Securities Act.

               (b) If a PiggyBack Registration is a primary registration on behalf of the Company and is in connection with an underwritten offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration (whether by the Company, the Holder, or other holders of the Company's securities pursuant to any other rights granted by the Company to demand inclusion of any such securities in such registration) exceeds the amount of such securities which can be successfully sold in such offering, the Company will include in such registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (A) first, all of the securities the Company proposes to sell, and (B) second, any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

               (c) If a Piggyback Registration is a secondary registration on behalf of the holders of securities of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration (whether by such holders, by the Holder, or by holders of the Company's securities pursuant to any other rights granted by the Company to demand inclusion of securities in such registration) exceeds the amount of such securities which can be sold in such offering, the Company will include in, such registration the amount of securities is requested to be included which in the option of such underwriters can be sold, in the following order (A) first, all of the securities requested to be included by holders demanding or requesting such registration, and (B) second, any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

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     2.   Adjustment Provisions
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          (a)  If the Company shall, during the term hereof. (i) declare a dividend and make a distribution on the Common Stock payable in shares of Common Stock, (ii) subdivide or combine its outstanding shares of Common Stock, (iii) change the number of shares of Common Stock evidence by this Agreement by reclassification, exchange or substitution, or (iv) reorganize the capital structure of the Company by merger, reorganization, consolidation or sale of assets, then after the occurrence of such event, this Agreement shall apply to the number of shares of Common Stock or other securities into which the Shares subject to each provision herein shall have been converted, substituted, combined, subdivided, reorganized, reclassified or exchanged as a result of such event. Such adjustment shall be made successively whenever any event listed above shall occur. Any adjustment under this subparagraph (a) shall become effective at the close of business on the date any such event occurs (the "Adjustment Date").

          (b) If, during the term of this Agreement, the number of shares of Common Stock of the Company is adjusted pursuant to subparagraph (a) above, then the Warrant Price per share to be in effect after such Adjustment Date shall be determined by multiplying the Warrant Price per share in effect immediately prior to such Adjustment Date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the closing of business on the Business Day immediately preceding such Adjustment Date and the denominator of which shall be the number of shares of Common Stock (or the equivalent amount of other securities) outstanding at the opening of business on the first Business Day after the Adjustment Date.

          (c)  Notice of Adjustment. The Company shall give notice of each
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     adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon exercise of this Warrant to Holder or of the Exercise Price per share at the address set forth in Paragraph 17 hereof.
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     3.   Expenses of Registration. All expenses incurred in effecting any
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registration pursuant to this Agreement including, without limitation, all registration and filing fees, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except that the costs of prospectus printing and all underwriting discounts and commissions attributable to Shares being sold by the Holder shall be borne by the Holder. Without limiting the generality of the foregoing, the Company shall pay all of the following registration expenses: (a) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (b) to the extent not already incurred, the fees and expenses incurred in connection with the listing on an exchange, the Nasdaq Stock Market, or inter-dealer quotation system of the Shares, (c) all registration and filing fees, (d) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Shares), (e) printing expenses and engraving expenses, (f) fees and disbursements of counsel to the Company and customary fees and expenses for independent certified public accounts retained by the Company, and (g) the fees and expenses of any special experts retained by the Company.

     4.   Notices. Any and all notices, designations, consents, offers,
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acceptances or other communications provided for herein (each a "Notice") shall be given in writing by overnight courier, telegram or telecopy which shall be addressed, or sent, to the Company as follows (or such other address as the Company or the Holder may specify to the Company and all other parties by Notice).

     XCEL Management Inc.
     1101 Broadway Plaza
     Tacoma, Washington 98402
     Attn: President
     Telecopy: (253) 284-2035

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and to the Holder at

          North American Term Credit Manager

          C/O Hewlett Packard Company

          20 Perimeter Summit Blvd. Mail Stop 506

          Atlanta, GA 30319

All Notices shall be deemed effective and received (a) if given by telecopy, when the telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) given by overnight courier, on the business day immediately following the date on which the Notice is delivered to a reputable overnight courier service; or (c) if given by telegram, when the Notice is delivered at the address specified above.

     5.   Amendment. The terms of this Agreement may not be amended, modified or
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otherwise revised except by the written consent of the Company and the Holder.

     6.   Counterparts: Facsimile Execution. This Agreement may be executed in
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two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto. Each party to this Agreement agrees that it will be bound by its own telecopy signature and that it accepts the telecopy signature of each other party to this Agreement.

     7.   Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS
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OF THE STATE OF WASHINGTON WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS
THEREOF AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN PIERCE COUNTY, WASHINGTON.

     8.   Entire Agreement. This Agreement contains the entire understanding of
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the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

     9.   Cumulative Rights. The rights of the parties under this Agreement are
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cumulative and in addition to all similar and other rights of the parties under other agreements.

    10.   Severability and Reformation. If any provision of this Agreement is
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held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 11.

     11.  Indemnification.
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          (a)  Indemnification by the Company. The Company will indemnify Holder
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against any and all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to, and relating to any action or inaction required of, the

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Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holder for any legal and any other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Holder for use in such prospectus, offering circular or other document.

     (b)  Indemnification by Holder. Holder will indemnify the Company and its
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officers and directors and each entity or individual who controls the Company
(within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and Holder will reimburse the Company and its officers, directors, and controlling entities or individuals for any legal and any other expenses reasonably by them incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to the Company is an instrument duly executed by Holder or any of its officers, directors, or controlling entities or individuals and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

          (c)  Indemnification Proceedings. Each party entitled to
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indemnification pursuant to this Section 13 (the "Indemnified Party") shall give notice to the party required to provide indemnification pursuant to this Section 13 (the "Indemnifying Party") promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (R) shall not relieve the Indemnifying Party of its obligations under
Section 13 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The reimbursement required by this
Section 13 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

          (a)  XCEL MANAGEMENT.INC.
     a Utah corporation

     By:  /s/ JOHN P. GORST
     Name: John P. Gorst
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     Title: Chairman CEO
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